Exhibit 99.1
FOR IMMEDIATE RELEASE

MaxLinear, Inc. Announces First Quarter 2023 Financial Results

•Net revenue of $248.4 million in Q1, GAAP gross margin of 56.5% and non-GAAP gross margin of 60.3%
•Infrastructure revenue was $46.3 million in Q1, up 46% sequentially and up 40% YoY
Carlsbad, Calif. – April 26, 2023 – MaxLinear, Inc. (Nasdaq: MXL), a leading provider of RF, analog, digital and mixed-signal integrated circuits, today announced financial results for the first quarter ended March 31, 2023.

First Quarter Financial Highlights
GAAP basis:
•Net revenue was $248.4 million, down 15% sequentially and down 6% year-over-year.
•GAAP gross margin was 56.5%, compared to 56.2% in the prior quarter, and 58.6% in the year-ago quarter.
•GAAP operating expenses were $113.0 million in the first quarter 2023, or 45% of net revenue, compared to $122.2 million in the prior quarter, or 42% of net revenue, and $106.5 million in the year-ago quarter, or 40% of net revenue.
•GAAP income from operations was 11% of net revenue, compared to income from operations of 14% of net revenue in the prior quarter, and income from operations of 18% of net revenue in the year-ago quarter.
•Net cash flow provided by operating activities was $42.2 million, compared to net cash flow provided by operating activities of $69.4 million in the prior quarter, and net cash flow provided by operating activities of $134.2 million in the year-ago quarter.
•GAAP diluted earnings per share was $0.12, compared to $0.38 in the prior quarter, and $0.42 in the year-ago quarter.
Non-GAAP basis:
•Non-GAAP gross margin was 60.3%. This compares to 59.6% in the prior quarter, and 62.8% in the year-ago quarter.
•Non-GAAP operating expenses were $80.8 million, or 33% of net revenue, compared to $78.5 million or 27% of net revenue in the prior quarter, and $77.3 million or 29% of net revenue in the year-ago quarter.
•Non-GAAP income from operations was 28% of net revenue, compared to 33% in the prior quarter, and 33% in the year-ago quarter.
•Non-GAAP diluted earnings per share was $0.74, compared to $1.07 in the prior quarter, and $1.00 in the year-ago quarter.
Management Commentary

“In the first quarter, we delivered $248.4 million in revenues, improved our gross margins, and generated strong cash flow from operations of approximately $42 million. Our infrastructure category was strongly up 46% sequentially and 40% year over year, primarily driven by the expanding roll-out of multi-band millimeter wave and microwave 5G wireless backhaul platform solutions. We also continue to work towards the antitrust approval of our pending acquisition of Silicon Motion, and are excited by the future growth prospects of our comprehensive combined product portfolio.

“Even as we navigate a challenging demand environment with fiscal discipline and operational efficiency, our solid execution and innovative product offerings are enabling us to maximize strategic business opportunities across all our end markets. In 2023, we continue to lay important groundwork in Wi-Fi, fiber broadband access gateways, and wireless and optical datacenter network infrastructure, which will be the foundation for our growth later this year and throughout 2024,” commented Kishore Seendripu, Ph.D., Chairman and CEO.

Second Quarter 2023 Business Outlook

The company expects net revenue in the second quarter of 2023 to be approximately $175 million to $205 million. The Company also estimates the following:
•GAAP gross margin of approximately 54.5% to 57.5%;
•Non-GAAP gross margin of approximately 59.5% to 62.5%;
•GAAP operating expenses of approximately $110 million to $116 million;
•Non-GAAP operating expenses of approximately $79 million to $85 million;
•GAAP and non-GAAP interest and other expenses each approximately $4 million; and
•GAAP and non-GAAP diluted share count of 81.5 million to 82.5 million each.

Webcast and Conference Call
MaxLinear will host its first quarter financial results conference call today, April 26, 2023 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access this call, dial US toll free: 1-877-407-3109 / International: 1-201-493-6798. A live webcast of the conference call will be accessible from the investor relations section of the MaxLinear website at https://investors.maxlinear.com, and will be archived and available after the call at https://investors.maxlinear.com until May 10, 2023. A replay of the conference call will also be available until May 10, 2023 by dialing US toll free: 1-877-660-6853 / International: 1-201-612-7415 and Conference ID#: 13737928.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance (including specifically our current guidance for second quarter 2024 revenue, and GAAP and non-GAAP gross margins, operating expenses, interest and other expenses, and diluted share counts; statements concerning the Company’s pending merger with Silicon Motion; and statements regarding the Company's potential growth, including potential growth opportunities of our product portfolio and target markets including Wi-Fi, fiber access, wireless and optical infrastructure. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements and our future financial performance and operating results forecasts generally. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. In particular, our future operating results are substantially dependent on our assumptions about market trends and conditions. Additional risks and uncertainties affecting our business, future operating results and financial condition include, without limitation, risks relating to our proposed merger with Silicon Motion and the risks related to increased indebtedness; the effect of intense and increasing competition; impacts of a global economic downturn and high inflation; the cyclical nature of the semiconductor industry; the political and economic conditions of the countries in which we conduct business and other factors related to our international operations; increased tariffs or imposition of other trade barriers; our ability to obtain or retain government authorization to export certain of our products or technology; risks related to international geopolitical conflicts; risks related to the loss of, or a significant reduction in orders from major customers; a decrease in the average selling prices of our products; failure to penetrate new applications and markets; development delays and consolidation trends in our industry; inability to make substantial research and development investments; a significant variance in our operating results and impact on volatility in our stock price, and our ability to sustain our current level of revenue, including the impact of excess inventory in the channel on our customers’ expected demand for certain of our products, and/or manage future growth effectively; claims of intellectual property infringement; our ability to protect our intellectual property; and a failure to manage our relationships with, or negative impacts from, third parties.
In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 1, 2023, and our Current Reports on Form 8-K, as well as the information to be set forth under the caption "Risk Factors" in MaxLinear's Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. All forward-looking statements are based on the estimates, projections and assumptions of management as of April 26, 2023, and MaxLinear is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.
Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating expenses as a percentage of net revenue, non-GAAP income from operations as percentage of revenue, and non-GAAP diluted earnings per share. These supplemental measures exclude the effects of (i) stock-based compensation expense; (ii) accruals related to our performance based bonus plan for 2023, which we currently intend to settle in shares of our common stock; (iii) accruals related to our performance-based bonus plan for 2022, which we settled in shares of common stock in 2023; (iv) amortization of purchased intangible assets; (v) research and development funded by others; (vi) acquisition and integration costs related to our acquisitions; (vii) impairment of intangible assets; (viii) severance and other restructuring charges; (ix) other non-recurring interest and other income (expenses), net attributable to acquisitions and (x) non-cash income tax benefits and expenses. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the comparable GAAP financial measures. Non-GAAP financial measures are subject to limitations, and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.
We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and other one-time expenses that we believe are not indicative of our core operating results. Among other uses, our management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors. In addition, management’s incentive compensation will be determined in part using these non-GAAP measures because we believe non-GAAP measures better reflect our core operating performance.
The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:
Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Our equity incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. Stock-based compensation expense has been and will continue to be a significant recurring expense for MaxLinear. While we include the dilutive impact of equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.
Bonuses under our executive and non-executive bonus programs have been excluded from our non-GAAP net income for all periods reported. Bonus payments for the 2022 performance periods were settled through the issuance of shares of common stock under our equity incentive plans in February 2023. We currently expect that bonus awards under our fiscal 2023 program will be settled in common stock in the first quarter of fiscal 2024.
Expenses incurred in relation to acquisitions include amortization of purchased intangible assets, acquisition and integration costs primarily consisting of professional and consulting fees, and accretion of discount on contingent consideration or deferred purchase price payments to interest expense.
Research and development funded by others represents proceeds received under contracts for jointly funded R&D projects to develop technology that may be commercialized into a product in the future. Initially such proceeds may not yet be recognized in GAAP results if, pursuant to contract terms, the Company may be required to repay all or a portion of the funds provided by the other party under certain conditions. Management believes it is not probable that it will trigger such conditions. Once such conditions have been resolved, the proceeds are recognized in GAAP results, and accordingly, reversed from non-GAAP results.
Impairment losses are related to abandonment of acquired or purchased intangible assets.
Restructuring charges incurred are related to our restructuring plans which eliminate redundancies and primarily include severance and restructuring costs related to impairment of leased right-of-use assets or from exiting certain facilities.
Income tax benefits and expense adjustments are those that do not affect cash income taxes payable.
Reconciliations of non-GAAP measures for the historic periods disclosed in this press release appear below. Because of the inherent uncertainty associated with our ability to project future charges, we are also unable to predict their probable significance, particularly related to stock-based compensation and its related tax effects as well as potential impairments, a quantitative reconciliation is not available without unreasonable efforts and accordingly, in reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, we have not provided a reconciliation for non-GAAP guidance provided for the second quarter 2023.
Additional Information and Where to Find It
This press release makes reference to a proposed merger involving MaxLinear and Silicon Motion. In connection with the proposed transaction, MaxLinear has filed with the Securities and Exchange Commission (the “SEC”), and the SEC has declared effective, a Registration Statement on Form S-4 (File No. 333-265645), that includes a proxy statement of Silicon Motion and a prospectus of MaxLinear.
The proxy statement/prospectus and this press release are not offers to sell MaxLinear securities, and are not soliciting an offer to buy MaxLinear securities in any state where the offer and sale is not permitted.
MAXLINEAR AND SILICON MOTION URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND OTHER DOCUMENTS PROVIDED TO SILICON MOTION SECURITY HOLDERS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
Investors and security holders are able to obtain the Registration Statement on Form S-4 free of charge at the SEC’s website, www.sec.gov. Copies of documents filed with the SEC by MaxLinear (when they become available) may be obtained free of charge on MaxLinear’s website at www.maxlinear.com or by contacting MaxLinear’s Investor Relations Department at IR@MaxLinear.com. Copies of documents filed or furnished by Silicon Motion (when they become available) may be obtained free of charge on Silicon Motion’s website at https://www.siliconmotion.com or by contacting Silicon Motion’s Investor Relations Department at IR@siliconmotion.com.
About MaxLinear, Inc.
MaxLinear, Inc. (Nasdaq:MXL) is a leading provider of radio frequency (RF), analog, digital and mixed-signal integrated circuits for access and connectivity, wired and wireless infrastructure, and industrial and multi-market applications. MaxLinear is headquartered in Carlsbad, California. For more information, please visit www.maxlinear.com.
MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.
MaxLinear, Inc. Investor Relations Contact:
Leslie Green
Tel: +1 650-312-9060
lgreen@maxlinear.com

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Net revenue	$248,442	$290,586	$263,927
Cost of net revenue	108,135	127,246	109,337
Gross profit	140,307	163,340	154,590
Operating expenses:
Research and development	67,291	73,724	65,886
Selling, general and administrative	38,653	44,472	40,577
Impairment losses	2,438	2,811	—
Restructuring charges	4,648	1,172	—
Total operating expenses	113,030	122,179	106,463
Income from operations	27,277	41,161	48,127
Interest income	633	70	31
Interest expense	(2,487)	(2,292)	(2,349)
Other income (expense), net	(324)	1,774	(770)
Total other income (expense), net	(2,178)	(448)	(3,088)
Income before income taxes	25,099	40,713	45,039
Income tax provision	15,566	9,633	11,453
Net income	$9,533	$31,080	$33,586
Net income per share:
Basic	$0.12	$0.40	$0.44
Diluted	$0.12	$0.38	$0.42
Shares used to compute net income per share:
Basic	79,471	78,649	77,192
Diluted	81,338	82,406	80,641

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Operating Activities
Net income	$9,533	$31,080	$33,586
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	19,202	18,825	23,880
Impairment losses	2,438	2,811	—
Amortization of debt issuance costs and accretion of discount on debt and leases	548	513	486
Stock-based compensation	16,448	23,550	18,554
Deferred income taxes	8,128	133	6,842
Loss on disposal of property and equipment	40	3	159
Gain on sale of investments	—	(3,375)	—
Unrealized holding (gain) loss on investments	(152)	58	954
(Gain) loss on foreign currency and other	362	1,416	(316)
Excess tax benefits on stock based awards	(507)	(219)	(7,120)
Changes in operating assets and liabilities:
Accounts receivable	(16,931)	7,101	(5,969)
Inventory	10,959	5,426	(7,338)
Prepaid expenses and other assets	(4,338)	(2,168)	3,503
Accounts payable, accrued expenses and other current liabilities	(886)	(16,574)	32,952
Accrued compensation	7,210	9,816	12,237
Accrued price protection liability	(9,877)	(3,394)	27,975
Lease liabilities	(3,095)	(2,955)	(3,301)
Other long-term liabilities	3,077	(2,690)	(2,918)
Net cash provided by operating activities	42,159	69,357	134,166
Investing Activities
Purchases of property and equipment	(5,216)	(16,628)	(4,800)
Purchases of intangible assets	(630)	(744)	(4,637)
Cash used in acquisitions, net of cash acquired	(9,665)	—	—
Proceeds loaned under notes receivable	—	—	(10,000)
Purchases of investments	—	—	(23,325)
Net cash used in investing activities	(15,511)	(17,372)	(42,762)
Financing Activities
Repayment of debt	—	(50,000)	(20,000)
Net proceeds from issuance of common stock	3	1,792	87
Minimum tax withholding paid on behalf of employees for restricted stock units	(6,173)	(369)	(24,449)
Repurchase of common stock	—	—	(26,297)
Net cash used in financing activities	(6,170)	(48,577)	(70,659)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1	2,456	(230)
Increase in cash, cash equivalents and restricted cash	20,479	5,864	20,515
Cash, cash equivalents and restricted cash at beginning of period	188,357	182,493	131,738
Cash, cash equivalents and restricted cash at end of period	$208,836	$188,357	$152,253

MAXLINEAR, INC.
UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2023	December 31, 2022	March 31, 2022
Assets
Current assets:
Cash and cash equivalents	$207,850	$187,353	$151,111
Short-term restricted cash	964	982	105
Short-term investments	18,681	18,529	19,051
Accounts receivable, net	188,733	170,971	125,693
Inventory	149,585	160,544	139,041
Prepaid expenses and other current assets	27,773	24,745	19,575
Total current assets	593,586	563,124	454,576
Long-term restricted cash	22	22	1,037
Property and equipment, net	77,691	79,018	60,022
Leased right-of-use assets	26,357	28,515	32,919
Intangible assets, net	96,352	109,316	140,153
Goodwill	318,910	306,739	306,713
Deferred tax assets	57,515	66,491	82,326
Other long-term assets	28,045	26,800	21,381
Total assets	$1,198,478	$1,180,025	$1,099,127

Liabilities and stockholders’ equity
Current liabilities	$300,162	$341,086	$234,795
Long-term lease liabilities	21,239	23,353	30,208
Long-term debt	121,910	121,757	286,298
Other long-term liabilities	21,055	17,444	19,980
Stockholders’ equity	734,112	676,385	527,846
Total liabilities and stockholders’ equity	$1,198,478	$1,180,025	$1,099,127

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
GAAP gross profit	$140,307	$163,340	$154,590
Stock-based compensation	210	222	163
Performance based equity	91	175	112
Amortization of purchased intangible assets	9,321	9,325	10,811
Non-GAAP gross profit	149,929	173,062	165,676

GAAP R&D expenses	67,291	73,724	65,886
Stock-based compensation	(11,455)	(10,341)	(9,676)
Performance based equity	(3,635)	(8,205)	(5,337)
Research and development funded by others	(1,000)	(2,000)	2,800
Non-GAAP R&D expenses	51,201	53,178	53,673

GAAP SG&A expenses	38,653	44,472	40,577
Stock-based compensation	(4,784)	(12,988)	(8,715)
Performance based equity	(1,744)	(3,791)	(2,068)
Amortization of purchased intangible assets	(928)	(1,312)	(6,176)
Acquisition and integration costs	(1,601)	(1,069)	5
Non-GAAP SG&A expenses	29,596	25,312	23,623

GAAP impairment losses	2,438	2,811	—
Impairment losses	(2,438)	(2,811)	—
Non-GAAP impairment losses	—	—	—

GAAP restructuring expenses	4,648	1,172	—
Restructuring charges	(4,648)	(1,172)	—
Non-GAAP restructuring expenses	—	—	—

GAAP income from operations	27,277	41,161	48,127
Total non-GAAP adjustments	41,855	53,411	40,253
Non-GAAP income from operations	69,132	94,572	88,380

GAAP interest and other income (expense), net	(2,178)	(448)	(3,088)
Non-recurring interest and other income (expense), net	111	59	68
Non-GAAP interest and other income (expense), net	(2,067)	(389)	(3,020)

GAAP income before income taxes	25,099	40,713	45,039
Total non-GAAP adjustments	41,966	53,470	40,321
Non-GAAP income before income taxes	67,065	94,183	85,360

GAAP income tax provision	15,566	9,633	11,453
Adjustment for non-cash tax benefits/expenses	(8,859)	(3,982)	(6,331)
Non-GAAP income tax provision	6,707	5,651	5,122

GAAP net income	9,533	31,080	33,586
Total non-GAAP adjustments before income taxes	41,966	53,470	40,321
Less: total tax adjustments	(8,859)	(3,982)	(6,331)
Non-GAAP net income	$60,358	$88,532	$80,238

Shares used in computing non-GAAP basic net income per share	79,471	78,649	77,192
Shares used in computing non-GAAP diluted net income per share	81,338	82,406	80,641
Non-GAAP basic net income per share	$0.76	$1.13	$1.04
Non-GAAP diluted net income per share	$0.74	$1.07	$1.00

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(as a percentage of net revenue for the corresponding period)

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
GAAP gross profit	56.5%	56.2%	58.6%
Stock-based compensation	0.1%	0.1%	0.1%
Performance based equity	—%	0.1%	—%
Amortization of purchased intangible assets	3.8%	3.2%	4.1%
Non-GAAP gross profit	60.3%	59.6%	62.8%

GAAP R&D expenses	27.1%	25.4%	25.0%
Stock-based compensation	(4.6)%	(3.6)%	(3.7)%
Performance based equity	(1.5)%	(2.8)%	(2.0)%
Research and development funded by others	(0.4)%	(0.7)%	1.1%
Non-GAAP R&D expenses	20.6%	18.3%	20.3%

GAAP SG&A expenses	15.6%	15.3%	15.4%
Stock-based compensation	(1.9)%	(4.5)%	(3.3)%
Performance based equity	(0.7)%	(1.3)%	(0.8)%
Amortization of purchased intangible assets	(0.4)%	(0.5)%	(2.3)%
Acquisition and integration costs	(0.6)%	(0.4)%	—%
Non-GAAP SG&A expenses	11.9%	8.7%	9.0%

GAAP impairment losses	1.0%	1.0%	—%
Impairment losses	(1.0)%	(1.0)%	—%
Non-GAAP impairment losses	—%	—%	—%

GAAP restructuring expenses	1.9%	0.4%	—%
Restructuring charges	(1.9)%	(0.4)%	—%
Non-GAAP restructuring expenses	—%	—%	—%

GAAP income from operations	11.0%	14.2%	18.2%
Total non-GAAP adjustments	16.9%	18.4%	15.3%
Non-GAAP income from operations	27.8%	32.5%	33.5%

GAAP interest and other income (expense), net	(0.9)%	(0.2)%	(1.2)%
Non-recurring interest and other income (expense), net	—%	—%	—%
Non-GAAP interest and other income (expense), net	(0.8)%	(0.1)%	(1.1)%

GAAP income before income taxes	10.1%	14.0%	17.1%
Total non-GAAP adjustments before income taxes	16.9%	18.4%	15.3%
Non-GAAP income before income taxes	27.0%	32.4%	32.3%

GAAP income tax provision	6.3%	3.3%	4.3%
Adjustment for non-cash tax benefits/expenses	(3.6)%	(1.4)%	(2.4)%
Non-GAAP income tax provision	2.7%	1.9%	1.9%

GAAP net income	3.8%	10.7%	12.7%
Total non-GAAP adjustments before income taxes	16.9%	18.4%	15.3%
Less: total tax adjustments	(3.6)%	(1.4)%	(2.4)%
Non-GAAP net income	24.3%	30.5%	30.4%